Exhibit 99.1

AMERICOLD REALTY TRUST ANNOUNCES ACQUISITION OF NEWPORT COLD STORAGE FOR $56 MILLION
- Completes Acquisition of Previously-Announced Nova Cold Logistics -

- Transactions Will Add Over 29 Million Cubic Feet of Temperature-Controlled Capacity -

ATLANTA, January 9, 2020 -- Americold Realty Trust (NYSE: COLD) (the “Company” or “Americold”), the world’s largest publicly traded REIT focused on the ownership, operation and development of temperature-controlled warehouses, announced today that the Company has acquired Newport-St. Paul Cold Storage (“Newport Cold”), a 6.1 million cubic foot temperature-controlled storage facility located in St. Paul, Minnesota, for $56 million. Separately, the Company has closed on its previously announced acquisition of Nova Cold Logistics, an owner and operator of three temperature-controlled storage facilities in Canada.

“We are excited to announce the acquisition of Newport Cold, which deepens our presence in the Minneapolis-St. Paul market. Additionally, the completion of our previously-announced Nova Cold acquisition, expands our position in Canada, which is a growing market with fragmented ownership of cold storage facilities,” stated Fred Boehler, President and Chief Executive Officer of Americold. “Both of these acquisitions provide attractive returns on a stabilized, leverage neutral basis, with additional opportunities to enhance returns over the next two to three years by implementing our best-in-class commercial business practices and the Americold Operating System.”

Newport Cold Acquisition
Newport Cold Storage is a 6.1 million cubic foot temperature-controlled facility, containing approximately 26,000 pallet positions located in St. Paul, Minnesota. Strategically located on Highway 494, the site offers three acres of adjoining land available for expansion. This transaction was completed at a year one NOI yield, reflective of Americold Operating System implementation costs, of approximately 7.5% and is being funded with cash on the balance sheet.

Nova Cold Acquisition
The previously announced Nova Cold portfolio consists of three locations totaling 23.5 million cubic feet with approximately 81,000 pallet positions, and additional acreage for future expansions. Located in the gateway cities of Toronto, Calgary, and Halifax, this acquisition expands Americold’s position in Canada, where the Company already has a presence through its third-party management business. Americold’s current customer base has significant overlap with Nova Cold’s.

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future financial and operating performance and growth plans, taking into account the information currently available to the Company. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results to differ materially from the expectations of future results the Company expresses or implies in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, risks related to the integration of Newport Cold and Nova Cold into the Company’s business.

Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. The Company qualifies any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2018, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company assumes no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About Americold Realty Trust

Americold is the world’s largest publicly traded REIT focused on the ownership, operation and development of temperature-controlled warehouses. Based in Atlanta, Georgia, Americold owns and operates 176 temperature-controlled warehouses, with over 1 billion refrigerated cubic feet of storage, in the United States, Australia, New Zealand, Canada, and Argentina, as of September 30th, 2019. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.

Contacts:
Americold Realty Trust
Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com